Apollo Group, Inc. News Release

APOLLO GROUP TO ACQUIRE CARNEGIE LEARNING
Carnegie Learning Technology to Advance Apollo Adaptive Learning Platform
Phoenix, August 2, 2011 — Apollo Group, Inc. (Nasdaq:APOL) (“Apollo Group,” “Apollo” or the “Company”) today announced that it has entered into an agreement to acquire 100% of the stock of Carnegie Learning, Inc., a publisher of research-based math curricula including the adaptive Cognitive Tutor® math software, for $75.0 million. In a separate transaction, Apollo also announced it has agreed to acquire related technology from Carnegie Mellon University for $21.5 million, payable over a 10-year period.
The acquisitions allow Apollo to accelerate its efforts to incorporate adaptive learning into its academic platform and to provide tools to help raise student achievement in mathematics, which supports improved retention and graduation rates.
“We are excited to partner with Carnegie Learning which will allow us to integrate their high quality educational and adaptive learning technology into our platform,” said Gregory Cappelli, Co-CEO of Apollo Group and Chairman of Apollo Global. “Carnegie Learning offers a highly individualized, innovative solution, addressing a fundamental skills gap in mathematics that is prevalent among today’s postsecondary students.”
Carnegie Learning was founded in 1998 by a team of cognitive and computer scientists from Carnegie Mellon University, in conjunction with veteran mathematics teachers. Representative of one of the university’s successful spinouts, Carnegie Learning provides math instruction to more than 600,000 students in 3,000 schools nationwide.
“Carnegie Learning has developed what we believe is a differentiated approach to learning that will help the students in all of our universities achieve classroom success,” said Chas Edelstein, Co-CEO of Apollo Group. “In Carnegie Learning, we are working with a talented team and a market leader in adaptive learning. We are also exploring opportunities for further collaboration with Carnegie Mellon University in the science of learning.”
Carnegie Learning integrates adaptive learning technology into instructional, assessment, and problem-solving activities to strengthen student conceptual understanding and underlying math proficiency. Adaptive learning methodologies adjust the presentation of educational curriculum to individually address a student’s developmental needs, while continuously assessing comprehension, resulting in a more effective learning experience.
“We believe that adaptive and personalized learning is the future of education,” said Dennis Ciccone, CEO of Carnegie Learning. “We are seeing significant, measurable results in student engagement and performance in mathematics, an essential subject to this generation of learners who must prepare to compete in a highly competitive global economy. We look forward to expanding the effectiveness of these adaptive learning methodologies into the Apollo academic platforms and continuing to serve our students and teachers.”
As a wholly owned subsidiary of Apollo Group, Carnegie Learning will continue to service the K-12 space, where it is successfully implementing its innovative learning solutions and professional development programs in districts around the country. Given Apollo’s postsecondary focus, the Company intends to evaluate strategic alternatives for the K-12 portion of the business in order to support Carnegie Learning’s continued success in this market.
The Company currently anticipates the acquisitions to be value accretive over the long term and $0.07-$0.09 dilutive to earnings per share in fiscal 2012, in part due to non-cash amortization of intangibles. The acquisitions are subject to customary closing conditions and are anticipated to be completed during the first quarter of fiscal 2012.
About Apollo, Inc.
Apollo Group, Inc. is one of the world’s largest private education providers and has been in the education business for more than 35 years. The Company offers innovative and distinctive educational programs and services both online and on-campus at the undergraduate, master’s and doctoral levels through its subsidiaries: University of Phoenix, Apollo Global, Institute for Professional Development and College for Financial Planning. The Company’s programs and services are provided in 40 states and the District of Columbia; Puerto Rico; Latin America; and Europe, as well as online throughout the world.
For more information about Apollo Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollogrp.edu.
About Carnegie Learning
Carnegie Learning, Inc. is a leading publisher of innovative, research-based math curricula for middle school, high school, and post-secondary students. Providing differentiated instruction in schools across the United States, Carnegie Learning is helping students to succeed in math as a gateway to graduation and the 21st century. Founded by cognitive and computer scientists from Carnegie Mellon University in conjunction with veteran mathematics teachers, Carnegie Learning is helping to re-invent mathematics instruction, empowering students to produce significantly improved math scores in a diverse spectrum of school districts. Carnegie Learning, Inc. is located in Pittsburgh, Pennsylvania and is represented by the Western Pennsylvania office of McGuireWoods. For more information about Carnegie Learning, Inc. visit the website at www.carnegielearning.com.
About Carnegie Mellon University
Carnegie Mellon is a private, internationally ranked research university with programs in areas ranging from science, technology and business, to public policy, the humanities and the arts. More than 11,000 students in the university’s seven schools and colleges benefit from a small student-to-faculty ratio and an education characterized by its focus on creating and implementing solutions for real problems, interdisciplinary collaboration and innovation. A global university,

Carnegie Mellon’s main campus in the United States is located in Pittsburgh, Pennsylvania. It has campuses in California’s Silicon Valley and Qatar, and programs in Asia, Australia, Europe and Mexico.
Carnegie Mellon’s Greenlighting Startups™ initiative has helped to create more than 300 companies, like Carnegie Learning, over the past 15 years. Greenlighting StartupsTM is an ongoing initiative comprised of multiple campus incubators, designed to transform research from award-winning professors and world-class students into thriving commercial enterprises. For more information about Carnegie Mellon visit the university website at www.cmu.edu and learn more about Greenlighting StartupsTM at www.cmu.edu/startups.
Forward-Looking Statements Safe Harbor
Statements about Apollo Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation (i) changes in the overall U.S. or global economy, (ii) changes in enrollment or student mix, including as a result of the roll-out of the Company’s University Orientation program to all eligible students in November 2010, (iii) the impact of recent changes in the manner in which the Company evaluates and compensates its counselors that advise and enroll students, (iv) changes in law or regulation affecting the Company’s eligibility to participate in or the manner in which it participates in U.S. federal student financial aid programs, including, specifically, the impact on the Company’s business of the operational and other changes necessary to comply with the final program integrity regulations published by the U.S. Department of Education on October 29, 2010, and the final gainful employment regulations published by the Department on June 13, 2011, (v) changes in the Company’s business necessary to remain in compliance with U.S. federal student financial aid program regulations, including the so-called 90/10 Rule and the limitations on cohort default rates, and to remain in compliance with the accrediting criteria of the relevant accrediting bodies, and (vi) other regulatory developments. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Group’s Form 10-K for fiscal year 2010 and subsequent Forms 10-Q, and other filings with the Securities and Exchange Commission, all of which are available on the Company’s website at http://www.apollogrp.edu.
Investor Relations Contacts:
Beth Coronelli ~ (312) 660-2059 ~ beth.coronelli@apollogrp.edu
Jeremy Davis ~ (312) 660-2071 ~ jeremy.davis@apollogrp.edu
Media Contact:
Media Relations Hotline ~ (602) 254-0086 ~ media@apollogrp.edu